Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 16, 2022, relating to the financial statements of SPX Corporation Retirement Savings and Stock Ownership Plan for the year ended December 31, 2021.

/s/ Plante & Moran, PLLC

Clinton Township, Michigan

August 15, 2022